Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
______________________

INTEGRYS ENERGY GROUP, INC. (Exact name of Registrant as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	39-1775292 (I.R.S. Employer Identification No.)
130 East Randolph Drive Chicago, Illinois 60601 (Address of principal executive offices)
Integrys Energy Group, Inc. 2010 Omnibus Incentive Compensation Plan (Full title of the plan)

Barth J. Wolf
Vice President, Chief Legal Officer and Secretary
Integrys Energy Group, Inc.
700 North Adams Street
P.O. Box 19001
Green Bay, Wisconsin 54307-9001
(920) 433-1727
(Name and address, and telephone number, including area
code, of agent for service)
Copy to: Russell E. Ryba Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202-5367 (414) 297-5668

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  X                                                                                            Accelerated filer
Non-accelerated filer  (Do not check if a smaller reporting company)                                         Smaller reporting company

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $1.00 par value	3,000,000	$47.26	$141,780,000	$10,109

(1)
In addition to the 3,000,000 newly authorized shares noted above, the Integrys Energy Group, Inc. 2010 Omnibus Incentive Compensation Plan is also authorized to issue (a) the shares of Common Stock remaining available for grant under the Integrys Energy Group, Inc. 2007 Omnibus Incentive Compensation Plan (the “2007 Plan”) as of May 13, 2010 and (b) the shares of Common Stock subject to awards outstanding under the 2007 Plan and the Integrys Energy Group, Inc. 2005 Omnibus Incentive Compensation Plan (the “2005 Plan”) as of May 13, 2010, but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without issuance.  The 2007 Plan shares and the 2005 Plan shares were registered on Form S-8 registration statements, Registration Nos. 333-150312 and 333-127890, respectively, on April 18, 2008 and August 26, 2005, respectively.  No further grants under the 2007 Plan and the 2005 Plan will be made, although those plans continue to operate with respect to grants previously made thereunder.  In addition, pursuant to Rule 416 under the Securities Act of 1933, in the event of a stock split, stock dividend, or similar transaction involving the Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares.

(2)
Estimated for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the low and high prices of the common stock as reported on the New York Stock Exchange on July 30, 2010.

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The prospectus contained in this registration statement is a combined prospectus pursuant to Rule 429 and relates to Registration Nos. 333-150312 and 333-127890.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (“Commission”) as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents have been previously filed by the Registrant (File No. 1-11337) with the Commission and are incorporated herein by reference:

Filings	Filing Date

Annual Report on Form 10-K for the year ended December 31, 2009, as amended	February 26, 2010, as amended on April 23, 2010

Quarterly Report on Form 10-Q for the quarter ended March 31, 2010	May 6, 2010

Quarterly Report on Form 10-Q for the quarter ended June 30, 2010	August 5, 2010

Current Report on Form 8-K dated February 11, 2010	February 16, 2010

Current Report on Form 8-K dated April 1, 2010	April 1, 2010

Current Report on Form 8-K dated March 31, 2010	April 2, 2010

Current Report on Form 8-K dated April 23, 2010	April 29, 2010

Current Report on Form 8-K dated May 7, 2010	May 12, 2010

Current Report on Form 8-K dated May 13, 2010	May 18, 2010

Description of Common Stock of the Registrant (then known as WPS Resources Corporation) contained in the Registration Statement on Form 8-B, and any amendments or reports filed for the purpose of updating such description
June 1, 1994

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Registrant files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Wisconsin Business Corporation Law and Article VI of the By-laws of Registrant, directors and officers of Registrant are entitled to mandatory indemnification from us against certain liabilities and expenses to the extent such officers or directors are successful on the merits or otherwise in connection with a proceeding, unless it is determined that the director or officer breached or failed to perform his or her duties to Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit (unless such profit is immaterial under the circumstances); or (d) willful misconduct.  It should also be noted that the Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation to the extent required or permitted as described above.  Additionally, under the Wisconsin Business Corporation Law, directors of Registrant are not subject to personal liability to Registrant, its shareholders or any person asserting rights on behalf of Registrant or its shareholders for certain breaches or failures to perform any duty resulting solely from their status as directors or officers except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

The indemnification provided by the Wisconsin Business Corporation Law and our By-laws is not exclusive of any other rights to which a director or officer may be entitled.  The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses.

The indemnification described above may be broad enough to cover liabilities under the Securities Act of 1933.  Officers and directors of the Registrant may also be indemnified by any underwriters or agents for certain claims under the Securities Act of 1933 pursuant to the terms of any proposed form of underwriting agreement and agency agreement filed herewith.  The Registrant has purchased insurance permitted by the Wisconsin Business Corporation Law on behalf of its officers and directors which may cover liabilities under the Securities Act of 1933.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.	EXHIBITS.

The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit Number	Document Description

4	Integrys Energy Group, Inc. 2010 Omnibus Incentive Compensation Plan.

5	Opinion of Foley & Lardner LLP.

23.1	Consent of Independent Registered Public Accounting Firm for Integrys Energy Group, Inc.

23.2	Consent of Independent Registered Public Accounting Firm for American Transmission Company LLC.

23.3	Consent of Foley & Lardner LLP (contained in Exhibit 5).

24	Powers of Attorney.

ITEM 9.	UNDERTAKINGS.

a.  The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(a) and (a)(1)(b) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

b.  The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, and/or the City of Green Bay, State of Wisconsin, on this 5th day of August, 2010.

INTEGRYS ENERGY GROUP, INC.

By: /s/ Charles A. Schrock
Charles A. Schrock
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Capacity

/s/ Charles A. Schrock Charles A. Schrock	Chairman, President and Chief Executive Officer (principal executive officer) and Director*

/s/ Joseph P. O'Leary Joseph P. O’Leary	Senior Vice President and Chief Financial Officer (principal financial officer)*

/s/ Diane L. Ford Diane L. Ford	Vice President and Corporate Controller (principal accounting officer)*

Keith E. Bailey+	Director
Richard A. Bemis+	Director
William J. Brodsky+	Director
Albert J. Budney, Jr.+	Director
Pastora San Juan Cafferty+	Director
Ellen Carnahan+	Director
Robert C. Gallagher+	Director
Kathryn Hasselblad-Pascale+	Director
John W. Higgins+	Director
James L. Kemerling+	Director
Michael E. Lavin+	Director
William F. Protz, Jr.+	Director
+By: /s/ Charles A. Schrock Charles A. Schrock Attorney-in-Fact*
* Each of the above signatures is affixed as of August 5, 2010.

EXHIBIT INDEX

Form S-8 Registration Statement for
Integrys Energy Group, Inc. 2010 Omnibus Incentive Compensation Plan

Exhibit Number	Document Description

4	Integrys Energy Group, Inc. 2010 Omnibus Incentive Compensation Plan.

5	Opinion of Foley & Lardner LLP.

23.1	Consent of Independent Registered Public Accounting Firm for Integrys Energy Group, Inc.

23.2	Consent of Independent Registered Public Accounting Firm for American Transmission Company LLC.

23.3	Consent of Foley & Lardner LLP (contained in Exhibit 5).

24	Powers of Attorney.